Master Agreement

     This Agreement effective as of the 15th day of September,.2004, (the "Effective Date") by and between Opus Software Solutions Pvt. Ltd, a company incorporated under the laws of the Republic of India, with offices at 201/202 Mayfair Towers, Shivaji Nagar, Pune, India, and with its US based registered office at 1480, Route 9 North, Suite 203, Woodbridge, New Jersey 07095, USA, collectively referred to as OPUS, and SiVault Systems Inc., a Public Company incorporated in the State of Nevada corporation, having its principal offices at 1650 500 5t" Avenue, New York, NY 10110 (hereinafter "SiVault").

WHEREAS

     (i) OPUS provides the combined product line of Electra-POS, Electra Card, Electra Recon, mTalk, Electronic payment gateway (referred to as ePG) and Trendis to SiVault, a Point-of-Sale driving and card issuing and management software product from its Electra product suite as defined in Appendix I to serve the business needs of SiVault.

     (ii) SiVault's business involves providing payment transaction acquirer and issuer processing platform using Electra-Card at a centralized managed data center facility, which will allow them to setup, process and support their customers and / or merchant needs in terms of card processing, card issuing, transaction authorization, fee generation, and dispute handlings. SiVault will also drive the POS devices at the merchant locations using Electra-POS.

     (iii) SiVault understands that OPUS will customize Electra suite of products to meet its complete business and compliance requirements at a charge.

     (iv) OPUS will provide Electra-Card, Electra Recon and Electra-POS on one hardware and software configuration for SiVault. SiVault will need to procure specific hardware and software from third party vendors. The proposed configuration is provided in Appendix III. mTalk will be used for application integration on Linux environment. ePG and Trendis will be hosted on separate processing environment.

     (v) SiVault wishes to certify Electra-Card and Electra-POS product with VISA and Mastercard for transaction authorization and routing.

     (vi) The Parties are desirous of recording the terms of their Agreement relating to the aforesaid and other matters as more particularly contained as under:


1.  DEFINITIONS  &  INTERPRETATION

     In this Agreement unless the context or meaning requires, the following terms shall have the meanings:

     "Agreement" shall mean this agreement and shall include all schedules and Appendices hereto.

"Acceptance" shall mean the date on which the customized Electra suite products, i.e. software modules as described in Appendix I and customization undertaken in agreement with SiVault, has been installed at Location and SiVault has either agreed in writing that the user acceptance tests were successful and completed or has gone live on the production system with any of the products at Location.

"Acquirer" shall mean banks, financial institutions or Independent business entities on whose behalf SiVault drives POS devices and processes them.

     "Commencement  Date"  shall  mean  the  Effective  Date.

     "Card Management Platform" shall mean customized Electra-Card module from Opus Electra Suite of products that OPUS shall supply to SiVault for a price.

     "Delivery Date" shall mean the date at which the customized Electra-Card and Electra-POS software modules are installed at Location.

     "Error" shall mean a material failure of the customized Electra-Card and Electra-POS software to function in conformity with the Specifications.

     "Issuer" shall mean banks , financial institutions or Independent business entities on whose behalf SiVault issues cards and processes them.

     "Interchange Networks" shall mean external networks that will interface with the combined Card Management Platform and POS Driving system to send and receive authorizations and settlement.

     "Location" shall mean the premises where customized Electra-Card and Electra-POS is to be installed by OPUS on behalf of SiVault.

     "Offshore" shall mean the place at which the activities defined in this Agreement are performed outside of United States and in the engineering center of OPUS.

     "Onsite" shall mean the place at which the activities defined in this Agreement are performed at Location.

     "Offsite" shall mean the place at which the activities defined in this Agreement are performed outside the Location and within the United States.

     "Personnel" shall mean and include all employees and representatives of the Parties designated to do any such acts, deeds as may be necessary and/or beneficial for the purposes of this Agreement.

"POS Driving" shall mean customized Electra-POS module from Opus Electra suite of products that OPUS shall supply to SiVault for a price.

     Services" shall mean the services provided by OPUS from time to time as enumerated in this Agreement.

     "Schedule" shall mean any attachment to this Agreement, or any subsequently prepared document, which the parties agree to in writing.

     "Software License" shall mean non-exclusive and non-transferable license to use in object code form base of customized & certified Electra-Card and Electra-POS at Location for the duration of this Agreement and as per the terms and conditions set forth in this agreement. SiVault acknowledges that it will only use the Software on the type of installation for which the license has been granted and obtains no moral rights and rights of ownership of Electra suite whatsoever. The license is limited to customer primary site, but does not place restriction on number of Issuers and Acquirers on behalf of whom SiVault uses the license to provide its services. The license granted entities SiVault to copy Electra suite object code in machine readable form for archival or backup purposes provided that all titles, trademarks, and copyright, proprietary and restricted rights notices shall be produced in all such copies, and that all such copies shall be subject to the terms of this Agreement. The license granted shall not except to the extent as may be permitted by law, modify, translate or create derivative works based on the Software, nor reverse assemble, de-compile or reverse engineer the Software, whether in whole or in part, or otherwise attempt to derive the source code, underlying ideas, algorithms, file formats, programming of the Software or any files contained in or generated by the Software, nor shall it permit, whether directly or indirectly, any third party to do any of the foregoing. SiVault acknowledges not selling, leasing, encumbering, sub-licensing, transferring or assigning the Software or any proprietary notices or labels on the Software and remove any proprietary notices or labels on the Software. SiVault acknowledges that any new sites other than primary will have additional charges over and above the primary license agreement as defined in Appendix IV of the agreement.

     "Software Maintenance" shall mean the Software License support activities by OPUS after the Delivery date on the primary site Software License and SiVault acknowledges that the support activities in no event shall OPUS be liable to SiVault for loss of data, loss of profits or for indirect, incidental, special or consequential damages arising out of or in connection with the delivered Software, or during the delivery, installation, after delivery performance or use of the software if the said loss will have been caused by the negligent act or omission on the part of SiVault and failure on SiVault to provide a suitable installation environment, use of products or materials not meeting the requirements and the installation Software for any other purpose other than that for which it was designed to and the use of the Software on any computer systems other than the specified software and hardware platform in this Agreement. SiVault acknowledges that the maintenance of the multiple site Software License of customized and certified Electra suite will imply additional charges over and above the charges to the primary site Software Maintenance to be paid to OPUS, as defined in Appendix IV of this agreement.

     "Specifications" shall mean published product definitions specific to the implementation of SiVault and signed off by both the parties.

2.  OPUS  SERVICES

     OPUS shall provide and SiVault will purchase the Electra suite module licenses as described in Appendix I, customization, implementation, training and maintenance services from OPUS as described below.

2.1.  License
The core license covers POS driving and routing, Store & Forward, card application processing, debit card issuing, PIN generation & verification, card transaction authorization, fee & interest calculation, settlement and chargebacks, merchant management and system administration, electronic payment gateway, Trendis executive information system and mtalk integration services as defined in Appendix I.

2.2.  Customization

2.2.1 Customization services are the changes that will be made by OPUS to the base Electra suite of products to suit SiVault's specific requirements.

2.2.2 SiVault will decide upon the customization of the software from OPUS and may choose to do it on a priority basis, in a phased manner.

2.2.3 The phase I of customization priorities will be defined in the Customer Specification Document (CSD) as described in Appendix II of this agreement.

2.2.4 All further phases of customization will be in accordance with the Change Control procedure as described in Appendix II of this Agreement.

2.2.5 The customization will be performed offshore as per the Specifications signed-off by both parties.

2.3.  Implementation

2.3.1 Implementation services at Location will be installation of customized version of Electra suite, production planning and setup, certification with Interchange networks / interfaces excluding mandates, Acceptance Testing, Training, Go-Live and post Go-live support for 10 business days including month end processing.

2.3.2 The Acceptance Testing will be conducted as defined in Appendix II of this agreement.

2.3.3 OPUS personnel will provide the implementation services at Location as per Specifications with the help of SiVault personnel(s).

2.4.  Training

2.4.1 OPUS will train 10 (Ten) SiVault personnel's for 10 working days on the Software License.
Maintenance

2.5.1 OPUS will provide maintenance services for five years at charge after Delivery Date for the customized Software License covering defect correction and compliance with the mandates within the time lines required of the supported Interchange Networks that are then linked with the customized Electra-Card and Electra-POS.

2.5.2 The maintenance activities will be performed Offshore and released for implementation by SiVault.

3.  SiVault's  RESPONSIBILITIES

3.1 Review and Sign-off project related functional and technical documents presented by OPUS.

3.2 Set up necessary infrastructure for implementing the customized Electra-Card and Electra-POS for SiVault including associated third party software & hardware at Location.

3.3 Implement power protection, provide adequate security at Location to safeguard the implemented system from external factors that may hamper its functioning.

3.4 Provide skilled personnel at Location to operate SiVault's implemented system in at least two shifts to operate and manage the installation.

3.5 Maintain and monitor data communications links between the implemented system and other external Interfaces at Location.

3.6 Provide 60 days advance written notice for growth in transaction load / account base / POS devices to enable OPUS to propose suitable measures in advance to improve infrastructure processing capabilities.

3.7 Acceptance testing and production planning of the delivered system at Location with OPUS.

3.8 Interchange network / interface certification testing of the implemented system at Location with OPUS before go-live.

3.9     Reconciliation  and  settlement  with  networks  /  other  interfaces.

3.10 Provide Virtual Private Network (VPN) connection for OPUS after software installation to have full-access to the install base.

3.11 Provide and follow Change Control procedures for changes as defined in the Appendix II of this Agreement.

4.     SOFTWARE  MODULES
As  described  under  Appendix  I

5.     STATEMENT  OF  WORK
As  described  under  Appendix  II

6.     PROCESSING  ENVIRONMENT
As  described  under  Appendix  III

7.     PRICING  SCHEDULE
As  described  under  Appendix  IV

8.     CONFIDENTIALITY  AND  PROTECTION  OF  DATA

8.1. OPUS is aware that in the course of the performance of its obligations under this Agreement they may be given or communicated or be privy to Client Data. All such facts and information which may be given or communicated to OPUS or to which they may be privy pursuant to or in connection with this Agreement or the course of performance of the Services shall be treated as confidential and OPUS undertakes for itself and its Personnel that the same shall be kept secret and shall not be disclosed in whole or in part to any person or used for any purpose other than:

8.1.1  As  maybe  necessary  for  the  performance  of the obligations hereunder

8.1.2  When  required  by  or  under  any  law

8.1.3 When compelled so to do by any court of competent or regulatory authority.

8.2. Each party shall treat as confidential and keep secret all information relating to each other's business and will not disclose the same to any third party except as may be required to perform the obligations under this Agreement. Provided that all such disclosures shall only be limited on a "need to know" basis and the Parties shall continue to be liable to maintain confidentiality of all such information disclosed to third parties.

8.3. SiVault shall take all reasonable care in maintaining the security of the systems, software and hardware involved in rendering of the Services. SiVault will install appropriate firewall programs at the Location to secure and protect the production servers from any hacking attempt or data damage.

8.4. In the event of either Party appointing any third party for provision of any related services or any pre-requisites required for the purpose of this Agreement, they shall ensure that such third party complies with the confidentiality obligations under this Agreement.

8.5. The provisions of this Article shall survive the termination and expiry of this Agreement.

9.  LIABILITY  LIMITATIONS  AND  DISCLAIMERS

OPUS shall not be responsible for any act or omission which could be attributable to a default of any other person, other than OPUS, including without limitation any error or failure or inability of the external interfaces linked with the Electra suite software.

OPUS SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.THIS NO LIABILITY LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS. BOTH PARTIES UNDERSTAND AND AGREE THAT THE REMEDIES AND LIMITATIONS HEREIN ALLOCATE THE RISKS OF PRODUCT AND SERVICE NONCONFORMITY BETWEEN THE PARTIES AS AUTHORIZED BY THE UNIFORM COMMERCIAL CODE AND OF OTHER APPLICABLE LAWS. THE FEES HEREIN REFLECT, AND ARE SET IN RELIANCE UPON, THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES SET FORTH IN THIS AGREEMENT.

10.TERMINATION

This Agreement shall become effective as of the Commencement Date as defined herein and shall remain valid unless otherwise terminated in accordance with this Agreement.

SiVault or OPUS may terminate this Agreement at any time after the expiration of five years from the date of this Agreement by giving not less than ninety (90) days previous written notice. This clause and its terms, will also be applicable if SiVault terminates this Agreement any time before the expiration of five years from the date of this Agreement.

On termination, SiVault shall immediately cease all use of the Services from OPUS and continue using the Software License object code, but shall remain liable for all unpaid fees and charges incurred prior to the date of the termination and for any balance fees and charges payable as per Appendix IV.

11.  PROPRIETARY  RIGHTS

SiVault acknowledges and agrees that the copyright, patent, trade secret, and all other intellectual property rights of whatever nature in the Electra suite Software and Documentation are and shall remain the property of OPUS, and nothing in this Agreement should be construed as transferring such rights to SiVault or any third party.

OPUS acknowledges and agrees that the copyright, patent, trade secret, and all other intellectual property rights of whatever nature in the products and Documentation that are owned by SiVault are and shall remain the property of SiVault, and nothing in this Agreement should be construed as transferring such rights to OPUS or any third party, unless mutually agreed.

12.  NEW  JERSEY  LAW

This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey, U.S.A. The parties hereby consent to the jurisdiction of the courts of the State of New Jersey, U.S.A. for the purpose of any action or proceeding brought by either of them in connection with this Agreement.

13.  MISCELLANEOUS

13.1.  Counterparts
This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute the same agreement.

13.2.  Force  Majeure

OPUS shall not be liable for failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of any governmental body, war, insurrection, sabotage, embargo, fire, flood, strike or other labor disturbance, interruption of or delay in transportation, unavailability of or interruption or delay in telecommunications or third party services, failure of third party software or inability to obtain raw materials, supplies, or power used in or equipment needed for provision of the Services.

13.3.  Non-Partnership

Nothing in this Agreement shall be deemed to constitute a partnership between the parties or otherwise entitle SiVault to have authority to bind OPUS for any purpose.

13.4.  Severability

If any provision of this Agreement is agreed by the parties to be illegal, void or unenforceable under any law that is applicable hereto or if any court of competent jurisdiction in a final decision so determines, this Agreement shall continue in force save that such provision shall be deemed to be deleted here from with effect from the date of such agreement or decision or such earlier date as the parties may agree.

13.5.  Interpretation

In this Agreement, unless otherwise stated, a reference to a clause or to an appendix is to a clause or to an appendix; words in the singular shall include the plural and vice versa.
headings in this Agreement are for convenience only and are not intended to have any le effect and words denoting persons shall include bodies corporate, unincorporated, associations and partnerships.

13.6.  Notices

Except as otherwise provided in this Agreement, any notice to be given hereunder shall be in writing and may be served by being sent by facsimile or posted by registered post or by courier or delivered by hand to the below mentioned mailing address.

SiVault  Systems,  Inc.,
Suite  1650-500  5th  Avenue
New  York,  NY  10110
Attention:  lonatan  Schmidt

13.7.  Non-Solicitation

During the term of this Agreement and for a period of one year thereafter, neither party shall solicit the service of the personnel of the other.

13.8.  Construction

This agreement does not limit or restrain the right of OPUS to execute agreements for providing similar software services and applications or any components thereof with other entities or organizations.


In witness whereof the duly authorized representatives of the parties have submitted their signatures herein below:


For  and  on  behalf  of           For  and  on  behalf  of
OPUS                               SIVAULT

/s/ Paresh Banerjee                Emilian Elefteratos
Authorized  Signatory              Authorized  Signatory
Paresh Banerjee                    Emilian Elefteratos
Director - Operations              Chief  Executive  Officer

Appendix  I  -  Software  Modules

This Appendix provides a list of software modules of Electra-Card and Electra-POS that will be implemented at SiVault Location.

Appendix  II  -  Statement  of  Work


This Statement of Work ("SOW") for the Agreement between SiVault and OPUS sets forth the following:

1. The services that OPUS will provide to SiVault for supply, implementation, and support of Electra suite for this project.
2.     The  tasks  that  SiVault  will  undertake  for  this  project.

1.  Project  Scope  and  Services

1.1  Phases  and  tasks
Project  Phase                 Tasks  and  Services
-----------------------------  --------------------
                               Project  Initiation
                               -------------------
                               Project  Management
                               -------------------
                               Project  Processes  Setup
                               -------------------------
                               Product  Integration  Review  (PIR)  and  Gap
Project  Definition            Analysis External  System  Interface
-----------------------------  ---------------------------------------------
                               Customization of Electra suite modules (as in
                               Appendix I) in accordance with Gap Analysis
                               and priorities
                               ---------------------------------------------
                               Installation of Electra suite modules at
                               SiVault
                               ---------------------------------------------
                               Integration  Tests
                               ------------------
                               User  Acceptance  Tests
                               -----------------------
Project  Execution             Production  Setup  including  data  for  go-live
-----------------------------  ------------------------------------------------
                               Go-live
                               -------

                               Onsite  support  for  Go-live
                               -----------------------------
Project  Support               Maintenance  support
-----------------------------  --------------------

1.1.1  Project  Initiation

1.     SiVault  and  OPUS  shall  hold  a  formal  `kick-off'  meeting.

2. Each party shall nominate a Project Manager who will each be the `single point-of-contact' for the duration of the Project.

3. SiVault shall nominate senior executives to a Steering Committee that will provide oversight to the Project and resolve issues and problems.

4. OPUS shall nominate one senior manager as its representative on the Steering Committee.

5.     SiVault  Project  Manager  shall  furnish  status reports to the Steering
Committee.

6. SiVault must ensure that the Committee meets monthly to review progress and discuss issues with the Project Manager(s).

1.1.2  Project  Management

SiVault and OPUS Project Managers will have the primary responsibility for bringing the project to a satisfactory conclusion. They will be responsible throughout the course of the Project to:

1. Develop and maintain project management plans, schedules, risk management plans, etc.

2.     Monitor  the  status  of  the  project.

3. Identify problems, take corrective/preventive measures and escalate to the appropriate authority/Steering Committee when necessary.

4.     Generate  regular  status  reports.

5.     Conduct  regular  status  meetings.

6. Keep the Steering Committee informed of project status and progress, and present project status when invited.

7.     Manage  and  control  changes  as  and  when  they  occur.

1.1.2.1  OPUS  Project  Manager

The  OPUS  Project  Manager  will:

1. Submit weekly status reports to the SiVault Project Manager. This will provide status of tasks complete, tasks scheduled for the following week, and identify issues that require the attention of SiVault.

2. Maintain liaison with OPUS consultants and development team for customization related issues.

3. Handle issues and changes that may occur during the course of the Project.

1.1.2.2  SiVault  Project  Manager

1. SiVault Project Manager will coordinate technical discussions/ clarifications with business partners such as banks, issuers, card associations, etc.

2.     Facilitates  in  resolving  issues  raised  by  OPUS  Project  Manager.

1.1.3  Set-up  of  Project  Processes

SiVault and OPUS Project Managers will mutually define standards that all members of the Project Teams will follow. These will cover the following:

1.     Definition  of  Project  Standards.

2. Formats and frequency of documents such as status reports, management reports for the Steering Committee, etc.

3.     Standardization  on  tools  (e.g.  MS  Project  for  project scheduling).

4.     Change  Control  process.

5.     Project  Tracking.

6. Incident Tracking. Project Managers may jointly agree to define other processes as well.

1.1.3.1  Project  Standards  Workbook

The document containing the agreed standards, formats and processes will be termed as the Project Standards Workbook, or PSW.

1.1.4  Product  Integration  Review  and  Gap  Analysis

OPUS personnel will undertake this exercise on-site with various SiVault personnel. The objectives will be:

1.     Decide  upon  the  scope  of  the  project.

2. Identify gaps (if any) between SiVault requirements and standard features of Electra suite.

3. Decide on priorities for development and delivery of any additional functionality that SiVault requires.
This  phase  will  encompass  the  following  major  activities:

1. Presentation by SiVault of its priorities, requirements, concerns, and project deadlines.

2. Meetings between OPUS personnel and various levels of SiVault personnel to gain a detailed understanding of existing practices and requirements from the new System.

3.     Presentation  by  OPUS  of  the features and facilities of Electra suite.

4.     Definition  of  gaps  between  requirements  and  Electra suite features.

1.1.4.1  Customer  Specification  Document  (CSD)

1.     The  principal  deliverable is the Customer Specification Document (CSD).

2.     This  formal  document  will  describe  all  gaps.

3.     OPUS  will  submit  the  CSD  to  SiVault  for  approval  and  sign-off.

4.     OPUS  will  use  the  CSD as the basis for user acceptance of the system.


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1.1.4.2  Revision  to  the  schedule

1. The OPUS Project Manager may revise the overall project schedule in consultation with the SiVault Project Manager depending upon the effort and time required to fulfill the gaps identified in the CSD.

1.1.5  External  System  Interface
The Electra-Card and Electra-POS system needs on-line links to: a) VISA b) Mastercard

1.1.5.1  Message  formats
Electra-Card and Electra-POS will adhere to the published interchange interface specifications. SiVault will furnish data about message formats for these interfaces.

1.1.5.2  File  formats
OPUS and SiVault will finalize the format of all files that interchange will exchange via batch upload processes.

1.1.5.3  Sample  Files
SiVault will provide OPUS with sample files that it exchanges with the systems mentioned above for testing in India.

1.1.6  Customization  of  Electra  suite
OPUS will use the approved Customer Specification Document (CSD) as the basis for all customization. Therefore, OPUS will undertake impact analysis, effort estimation and cost, design, development, and testing only upon receipt of the CSD.

As mentioned in clause 3.1.4.2, customization may affect the implementation schedule.

1.2  Project  Execution

1.2.1  Installation  of  software  at  SiVault

1. SiVault will acquire and install all required hardware, system software and associated infrastructure in accordance with the agreed schedule.

2. Upon confirmation of the above, OPUS will dispatch its implementation team members to SiVault.

3. The Team will install base version of Electra suite; carry out initial configuration and set up activities.

4. After carrying out the customizations, if any, the team will install the customized version of Electra suite and will carry out integration testing with other external systems.

SiVault will provide general support to the OPUS team such as work area, PC workstations, Internet access, telephones with long distance, etc.


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1.2.2  Integration  Testing

1. After set-up, the OPUS Implementation Team will inform SiVault of its readiness to conduct integration testing.

2. The Implementation Team will conduct end to end tests with VISA and MasterCard.

3. SiVault will assist the OPUS Team to ensure connectivity with the Switch and other networks.

4. SiVault will ensure the availability of test environment required for integration testing.

1.2.3  Certification

1. SiVault will schedule the pre-certification and certification tests with VISA and Mastercard.

2. OPUS implementation team will assist SiVault in the certification process.

1.2.4  Training

1. OPUS and SiVault Project Managers will jointly develop a training plan that will define:

-  Outline  of  each  course.
-  The  profile  and  prerequisite knowledge of participants for each course.
- Approximate schedule of the courses. Courses may be held before and after the User Acceptance Test.

2.     Training  will  be  conducted  for  a  maximum  period of 7 working days.

3.     Training  will  include  formal  class-room  and  on-the-job  sessions.

4.     The  training  will  include  implementation  of  patches  and  updates.

1.2.5  User  Acceptance  Testing  (UAT)

1. The OPUS Project Manager and the SiVault Project Manager will determine which functions require acceptance testing before hand over. SiVault Project Manager will develop, with the assistance of OPUS, acceptance criteria.

2.     OPUS will notify SiVault about its readiness for user acceptance testing.

3. SiVault shall commence UAT within 3 working days from the date of receipt of notification.

4. SiVault shall complete the UAT within 10 business days from the date of commencement of UAT.

5. Defects/shortcomings detected during UAT will be categorized as critical, to going live, and non-critical after discussion between SiVauit and OPUS.

6. OPUS will deliver the customized Electra-Card and Electra-POS after rectifying the defects or resolving the shortcomings. SiVault will complete the second cycle of UAT in not more than 5 business days from date of commencement.

7. SiVault will sign-off the acceptance document when all critical defects/shortcomings have been resolved.


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8.     OPUS  will  support  the  UATTeam  during  UAT.

9.     The  Team  will  report  any  defects/shortcomings  to  the  OPUS  Team.

10.  OPUS  will  investigate  and  fumish  remedies.

11. The UAT Team will run the UAT to ensure that OPUS has resolved the problems.

12.  The  UAT  Team  will  report  the  successful  conclusion  of  the  UAT.

13. SiVault Project Manager and .Steering Committee will sign-off the acceptance of the system.

14. The customized Electra-Card and Electra-POS will be deemed accepted if no material defect was reported within the UAT period.

1.2.6  Go-Live

1. SiVault will initiate all necessary steps to go-live on the customized Electra-Card and Electra-POS.

2. OPUS Team will provide due assistance in migration and other allied activities.

1.3  Project  Support

1.3.1  Support  Plan
The OPUS team will work with SiVault to impart an adequate level of operations and systems knowledge to SiVault personnel.
OPUS will work jointly with SiVault to develop a support plan document that will cover the go-live phase, the warranty phase, and on-going post-warranty period.

1.3.2  On-Site  Support  during  go-live
The OPUS implementation team will provide go-live support for a period of 10 working days including month-end processing. The dates of go live shall be scheduled, after mutual discussion between SiVault and OPUS, such that month-end processing occurs during or close to the go-live support period of 10 days.

1.3.3  Maintenance  support

1.     This  agreement  and  the  Support  Plan  will govem the support services

2. OPUS will provide SiVault with fixes to any problems reported on the delivered software at the time of go-live.

3. OPUS will also respond positively to meet periodic requests from SiVault for changes and enhancements in accordance with agreed change control process defined below.

4. SiVault will have to provide all the documentation and supporting materials for the software mandates to be performed by OPUS.


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2.  PROJECT  DELIVERABLES

The following is a list of task/items that OPUS and/or SiVault must accomplish under this SOW:

Particulars                                              Responsible
-----------------------------------------------------  ----------------

Electra suite and its customization                    OPUS
-----------------------------------------------------  ----------------
Project Standards Workbook                             OPUS and SiVault
-----------------------------------------------------  ----------------
Customer Specifications Document                       OPUS and SiVault
-----------------------------------------------------  ----------------
Acquisition of hardware, software and installation at
SiVault                                                SiVault
-----------------------------------------------------  ----------------
Project Management Services                            OPUS and SiVault
-----------------------------------------------------  ----------------
Unux Set-up, Installation of BEA Tuxedo, Oracle
RDBMS Database Creation, etc.                          OPUS and SiVault
-----------------------------------------------------  ----------------
Electra-Card, Electra-POS, other Electra products (as
in appendix I) Installation, Integration Testing,
System Testing, UAT Support, Certification Support,
Production Setup, Go Live support, Post Go Live
support                                                OPUS
-----------------------------------------------------  ----------------
UAT                                                    SiVault
-----------------------------------------------------  ----------------
User Documentation                                     OPUS
-----------------------------------------------------  ----------------
Operational Documents                                  SiVault
-----------------------------------------------------  ----------------
Training                                               OPUS and SiVault
-----------------------------------------------------  ----------------
Maintenance                                            OPUS
-----------------------------------------------------  ----------------

3.  RESPONSIBILITIES

SiVault will have primary responsibility to maintain and operate the hardware, software, and network required to support the delivered system.

SiVault is responsible for the identification and interpretation of any applicable laws, regulations, and statutes that affect the existing SiVault application system or programs that OPUS will have access to during this Project. It is the responsibility of SiVault to assure that the systems and processes meet the requirements of those laws.

4.  Change  Control  Process

The "Change Control Process" governs changes to the scope and Deliverables during the life of the Agreement. The purpose of this process is to coordinate and properly document the development, installation, and evaluation of new features and functionality during the Project. The Change Control Process will be implemented after go-live and will continue throughout the Project's duration. OPUS will charge SiVault for any changes that are not defined in the Software Modules from the Appendix I of this agreement. The fees will be as per the Customization charges outlined in the Appendix IV of this agreement.


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                      Appendix III - Processing Environment

The Annexure describes the infrastructure that SiVault will procure for implementing Electra-Card and Electra-POS.

-------------------  ------------------------------------------------------------------------
Hardware             i. Dell PowerEdge High-end Servers each with:
                     D 2 * 2.4GHz Intel Xeon processors.
                     4 GB memory.
                     D 2 * 36 GB internal Disk Drives
                     D CD ROM, DAT Drive
                     2 * power supplies
                     10/100 BaseT Fast Ethernet PCI Adapter
                     2 Intel 100/1000 NIC cards
                     D Controllers Cards, Rapid Rail Racks
                     Disk array for external disk drives
                     2. Two Atalla or Thales or Eracom Host Security Modules
-------------------  ------------------------------------------------------------------------
Operating Systems    RED HAT Linux AS 2.1
-------------------  ------------------------------------------------------------------------
Clustering Software  Veritas Cluster Software for fail over, with Oracle HA Agent - Optional
-------------------  ------------------------------------------------------------------------
                     Veritas Foundation Suite for disk management - Optional
RDBMS                CPU Oracle 9i standard edition for 2 * 2 CPU system - Optional
-------------------  ------------------------------------------------------------------------
                     (assume it comes with the Hardware)
Middleware           ~fier II BEA Tuxedo license for 2 * 2 CPU system
-------------------  ------------------------------------------------------------------------


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                          Appendix IV - Price Schedule


OPUS shall charge SiVault as per the price structure below from Commencement date for a period of 30 months as described below. The OPUS Electra suite primary site Software License will be $ 620,000.00 for 3500 POS devices driven by Electra-POS and 250,000 cards issued by Electra-Card; excluding third-party software and hardware, as applicable. The primary site Software License fees of $ 620,000.00 will be paid by SiVault in monthly installments with 10% annual interest rate.

1.  Total  down  payment  is  $  100,000.00

1.1     First  portion  of  Software  License  down  payment  due  on  contract initiation:  $
50,000.00

1.2 Second portion of Software License down payment is due on commencement date, expected to be approximately two weeks from contract initiation : $
     50,000.00  2.  Third  Party  Software:

2.1 Opus and SiVault agree to negotiate in good faith the potential for Opus to finance the cost of the third part software (ORACLE 91 STANDARD EDITION for 2 CPUs at $ 21,000 and BEA TUXEDO VER 7.1 at $ 19,500) as part of the overall project, without an increase in the initial down-payments.

3.  Remaining  License  fee:

3.1 Monthly payments starting 90 days from commencement date, for month 1 thru month 30 : $ 16,832.54 per month

4.  Monthly  maintenance  fee:

OPUS shall charge SiVault an annual maintenance fee of 20% (Twenty Percent) of the delivered Electra suite software (excluding third-party software) for the agreement period commencing from the Delivery date and shall subject to the following conditions.

1.     The  monthly  maintenance  fee  for the base Software License $ 10,333.33

2. Maintenance fee for additional customization (not known at present) will be charged at 20% of the total actual development cost agreed by both parties.

3. Monthly Maintenance fee for Additional Modules will be charged as defined below in Section 8.

4. The total monthly fee for Software License and additional customizations (if any) will be paid at the commencement of each month along with the Remaining License fee monthly payments and will continue for five years from the Delivery date

5. SiVault's payments of the monthly maintenance fee will be based on a revenue share program, defined as:

a. 75% of SiVault's monthly profits will be applied to the monthly maintenance fee, up to the full amount of the monthly maintenance fee.

b. Should 75% of SiVault's monthly profit not equal any month's maintenance fee, the unpaid portion would accrue and be added to the next month's maintenance fee. The accrual process would continue until such time as 75% of SlVaults monthly profit exceeds both the then current monthly maintenance fee and all previous accruals of unpaid maintenance fee.

c. If the accrued, unpaid maintenance fees exceed one year's total maintenance fee, SiVault would be deemed as in default, and Opus would


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

cease supporting SiVault. Ownership of the software license would revert back to Opus.

d. SiVault agrees to provide their monthly financial statements and business forecast to Opus.

5.  Implementation  charges:

OPUS shall charge SiVault for any additional implementation charges on a time and material basis for additional implementation services provided as part of this Agreement. These charges will depend upon the nature of the service involved and are as described below:

3.1     Work  executed  Offshore  at  OPUSs  engineering  center  in  India:

3.1.1  Hourly  charges  for  developers:  US$  35.00

3.2     Work  executed  Onsite  in  the  USA:

3.2.1  Hourly  charges  for  developers:  US$  80.00

All Implementation fees will be paid in full by SiVault to OPUS after the Delivery date not to exceed more than one month in payment delay.

6.  Customization  charges:

OPUS shall charge SiVault for any customization charges on a time and material basis for additional development effort on the Software License before the Delivery date. These charges will depend upon the nature of the service involved and are as described below:

3.1     Work  executed  Offshore  at  OPUSs  engineering  center  in  India:

3.1.1  Hourly  charges  for  developers:  US$  35.00

3.2     Work  executed  Onsite  in  the  USA:

3.2.1  Hourly  charges  for  developers:  US$  80.00

All customization fees will be paid in full by SiVault to OPUS after the Delivery date and not to exceed more than one month in payment delay.

7.  Third-party  License  Fee

The third-party software and hardware license fees associated with the Software License will be paid by SiVault separately to the third parties.

8.  Software  Training

OPUS will conduct the onsite training free of charge for 10 users and not extending more than 10 working days. Any additional training time will be charged hourly at US $80.00 including weekends and holidays.

9.  Travel  Expenses,  Accommodation  &  Per  Diem  :  Variable  component


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All  expenses  related to travel, accommodation for OPUS consultants involved in implementing and support of the software solution Onsite will be borne by SiVault. SiVault will also pay a per diem of US $60 day per consultant for consultants involved in the Onsite implementation. To be paid with Implementation Charges.

10.Taxes,  Duties  And  Levies  :  Variable  Component

All taxes, duties and levies that may be incurred by OPUS with respect to the software implementation for SiVault will be extra and charged to SiVault on an actual basis. To be paid with monthly payments, if applicable.

11  .LATE  FEE:  2%  of  Due  Amount

OPUS may charge a late fee at the rate of two percentage of the due amount, for each delinquent month from the payment due date as specified in the invoice raised.




For  and  on  behalf  of           For  and  on  behalf  of
OPUS                               SIVAULT

/s/ Paresh Banerjee                Emilian Elefteratos
Authorized  Signatory              Authorized  Signatory
Paresh Banerjee                    Emilian Elefteratos
Director - Operations              Chief  Executive  Officer


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